SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 25, 2013

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	001-35746	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

EXPLANATORY NOTE

Bryn Mawr Bank Corporation is filing this Amendment No. 1 on Form 8-K/A (this “Amendment”) to amend its current report on Form 8-K as filed with the Securities and Exchange Commission (the “Commission”) on April 25, 2013 (the “Original Filing”). The Corporation issued a press release announcing its financial results for the quarter ended March 31, 2013, a copy of which Press Release was furnished under Item 9.01 of the Original Filing. The purpose of this Amendment is to remove pages 11, 12, 19 and 20 that had been inadvertently included in the Press Release furnished in the Original Filing and was not included with the information that transmitted on GlobeNewswire. The information transmitted on GlobeNewswire was correct.

Item 2.02. Disclosure of Results of Operations and Financial Condition.

On April 25, 2013, Bryn Mawr Bank Corporation (the “Corporation”), the parent of The Bryn Mawr Trust Company (the “Bank”) issued a Press Release announcing the results of operations for the quarter ending March 31, 2013. The Press Release, attached as Exhibit 99.1 hereto and incorporated herein by reference, is being furnished to the SEC and shall not be deemed to be “filed” for any purpose.

On April 26, 2013, the Corporation issued an amended 8-K to remove pages from the Press Release that had been inadvertently included in the Original Filing as explained above under the Explanatory Note.

Item 8.01. Other Events

The information in Item 2.02 is incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits

(d) 99.1 — Press Release announcing the results of operations for the quarter ending March 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Frederick C. Peters II
Frederick C. Peters II, President and Chief Executive Officer

Date: April 26, 2013

EXHIBIT INDEX

Exhibit 99.1 — Press Release announcing the results of operations for the quarter ending March 31, 2013